EXHIBIT (23)

CONSENT OF KPMG LLP
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Board of Directors
First Union Corporation


We consent to the incorporation by reference in the Registration Statements of
(i) First Union Corporation on:

                                                        REGISTRATION                                  REGISTRATION
                                                           STATEMENT                                     STATEMENT
                                           FORM               NUMBER                       FORM             NUMBER
                                     -----------   ------------------                -----------  -----------------

                                            S-3             33-50103                        S-4       333-19039-01
                                            S-8             33-51964                        S-4          333-20611
                                            S-8             33-54148                        S-3          333-34151
                                            S-8             33-54274                        S-3          333-35363
                                            S-3             33-56927                        S-8          333-36839
                                            S-8             33-60835                        S-8          333-37709
                                            S-8             33-60913                        S-8          333-44015
                                            S-8             33-62307                        S-8          333-50589
                                            S-8             33-63387                        S-3          333-50999
                                            S-8             33-65501                        S-8          333-53549
                                            S-8             333-2551                        S-3          333-58299
                                            S-8            333-10179                        S-8          333-59789
                                            S-8            333-10211                        S-3          333-70489
                                            S-8            333-11613                        S-8          333-83969
                                            S-8            333-14469                        S-8          333-89299
                                            S-3            333-15743                        S-3          333-90593
                                            S-3            333-17599

(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01);
(viii) First Union Capital II on Form S-3 (No. 333-90593-02); and (ix) First Union Capital III on Form S-3 (No. 333-90593-03) of First Union Corporation of our report dated January 13, 2000, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1999 Form 10-K.



KPMG LLP

Charlotte, North Carolina
March 15, 2000